EXHIBIT 99.1

                               MARGO CARIBE, INC.
                                  P.O. BOX 706
                                DORADO, PR 00646


                                                                    NEWS RELEASE

NASDAQ SYMBOL:  MRGO

FOR IMMEDIATE RELEASE

CONTACTS:        Michael Spector                    Alfonso Ortega
                 (787) 883-2570, Ext. 24            (787) 883-2570, Ext. 33


                               MARGO CARIBE, INC.
                     ANNOUNCES EXTENSION OF LETTER OF INTENT
                            TO MERGE WITH ITRACT, LLC

Vega Alta, Puerto Rico, March 14, 2000 - Margo Caribe, Inc. ("Margo") (NASDAQ
Symbol: MRGO) announced today that it signed an extension to its non-binding letter of intent, dated February 8, 2000, to merge with iTract, LLC, which by its terms was set to expire on March 9, 2000. As extended, the letter of intent will now terminate on April 14, 2000. No assurance can be given that the parties will reach a definitive merger agreement before termination of the letter of intent or that, if reached, the parties will be able to satisfy the conditions to the consummation of the merger.

         Statements in this release that are not historical facts are "forward looking" statements and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in Margo's filings with the Securities and Exchange Commission.